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                                                                     Exhibit 3.2


                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                            OF DM MANAGEMENT COMPANY

         DM Management Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

FIRST:       That by vote of the Board of Directors of said corporation at a meeting duly called and held resolutions were duly adopted proposing and declaring advisable that the Restated Certificate of Incorporation of said corporation be amended and that such amendment be submitted to the stockholders of the Corporation for their consideration, as follows:

         RESOLVED: That the Board of Directors of this Corporation recommends and deems it advisable that the Restated Certificate of Incorporation of this Corporation be amended by deleting Article FIRST thereof in its entirety and substituting for said Article FIRST the new Article FIRST as follows:

                           "FIRST:  The name of the Corporation shall be The J.
 Jill Group, Inc."

         RESOLVED: That the aforesaid proposed amendment be submitted to the stockholders of the Corporation for their consideration; and

         RESOLVED: That following the approval by the stockholders of the aforesaid amendment as required by law, the officers of this Corporation be, and they hereby are, and each of them hereby is, authorized and directed (i) to prepare, execute and file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth the aforesaid amendment in the form approved by the stockholders and (ii) to take any and all other actions necessary, desirable or convenient to give effect to the aforesaid amendment or otherwise to carry out the purposes of the foregoing Resolutions.

SECOND:      That thereafter, a meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute and the Restated Certificate of Incorporation of the Corporation were voted in favor of the amendment.


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THIRD:       That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said DM Management Company has caused this certificate to be signed by Gordon R. Cooke, its President, and attested by David R. Pierson, its Secretary, this first day of June, 1999.


ATTEST:
                                                  DM MANAGEMENT COMPANY


By: /S/ DAVID R. PIERSON                          By: /S/ GORDON R. COOKE
   ---------------------------                      ---------------------------
         Its Secretary                                    Its President
                                                          Gordon R. Cooke